Theravance Updates Guidance for Initiation of Phase 2b in the LABA Collaboration

SOUTH SAN FRANCISCO, CA/January 10, 2006 -- Theravance, Inc. (NASDAQ: THRX) announced today that it expects GlaxoSmithKline, Inc. (GSK) to initiate a Phase 2b program with GSK159797 (‘797), the lead investigational compound in the companies’ Beyond Advair collaboration, during the first half of 2006. The Phase 2b program is designed to assess the safety and efficacy of ‘797 in multi-day administration to mild-to-moderate asthmatics and to assess potential commercial dosing.

‘797 is a novel long acting beta-2 agonist (LABA) discovered by Theravance that is being developed as part of its Beyond Advair collaboration with GSK for the treatment of asthma and chronic obstructive pulmonary disease (COPD). In this collaboration, there are currently eight LABA candidates in the development pool, five of which are in or have completed Phase 2a studies. Previously presented data demonstrated that ‘797 is a potent beta-2 receptor agonist that provides 24 hour bronchodilation with minimal increases in heart rate.

Conference Call and Webcast Information

Theravance has scheduled a conference call to discuss this announcement Wednesday, January 11th beginning at 5:45 a.m. Pacific Standard Time. To participate in the live call by telephone, please dial 800-810-0924 from the U.S., or 913-981-4900 for international callers. Those interested in listening to the conference call live via the Internet may do so by visiting the Company's web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the Company's web site for 30 days through February 10, 2006. An audio replay will also be available through 11:59 p.m. Eastern Standard Time on January 25, 2006 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 9464041.

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Of the five programs in development, two are in late stage - telavancin, and the Beyond Advair collaboration with GlaxoSmithKline. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal disorders. By leveraging its proprietary insight of multivalency to drug discovery focused on validated targets, Theravance is pursuing a next generation drug discovery strategy designed to discover superior medicines in large markets. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc. This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Examples of such statements include statements relating to the goals, timing and expected results of clinical and preclinical studies, statements regarding the potential benefits and mechanisms of action of drug candidates, the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, and statements concerning expectations for product candidates through development and commercialization. These statements are based on the current estimates and assumptions of the management of Theravance, Inc. as of the date of this press release and the conference call and are naturally subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical and preclinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe, ineffective, inferior or not superior, and delays or failure to achieve regulatory approvals, and risks of collaborating with a third party to develop and commercialize products. These and other risks are described in greater detail under the heading "Factors Affecting Results, Including Risks and Uncertainties" contained in Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 14, 2005 and the risks discussed in our other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

Contact Information:

Investors
Theravance, Inc.
Michael Aguiar, SVP and CFO
650-808-4100
maguiar@theravance.com

Media
Theravance, Inc.
David Brinkley, SVP, Commercial Development
650-808-3784
dbrinkley@theravance.com